Exhibit 5.1

March 9, 2015

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by West Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of shares (the “Securities”) of the Company’s common stock, $0.001 par value per share.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, including the amended and restated certificate of incorporation of the Company, as in effect on the date hereof (the “Charter”), and the second amended and restated by-laws of the Company, as in effect on the date hereof (the “By-Laws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities will be validly issued, fully paid and nonassessable when: (i) the Registration Statement (including any post-effective

West Corporation

March 9, 2015

amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such Securities; and (iv) certificates representing such Securities shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Securities are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Securities in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or By-Laws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Charter and the By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration

West Corporation

March 9, 2015

Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP